Exhibit 99.1

Stellus Capital Investment Corporation Reports Preliminary Results for its Second Fiscal Quarter Ended June 30, 2026

Stellus Capital Investment Corporation Schedules Second Quarter 2026 Financial Results Conference Call

Houston, Texas, July 29, 2026 (PR Newswire) – Stellus Capital Investment Corporation (NYSE:SCM) (“Stellus”, “we”, or the “Company”) today announced preliminary financial results for its second quarter ended June 30, 2026.

Robert T. Ladd, Chief Executive Officer of Stellus, stated, “I am pleased to report operating results for the quarter ended June 30, 2026, including a preliminary estimate of U.S. GAAP net investment income of between $0.25 and $0.27 per share. During the quarter, we funded approximately $18 million of investments and received approximately $49 million of repayments, resulting in a total portfolio between $965 million and $975 million at fair value.”

Preliminary Estimates of Second Quarter 2026 Results

The Company’s preliminary estimate of second quarter 2026 net investment income (“NII”) is $0.25 to $0.27 per share. The Company’s preliminary estimate of net asset value (“NAV”) per share as of June 30, 2026, is $12.76 to $12.84, representing an increase of $0.22 to $0.30 per share, or 1.8% to 2.4%, from the NAV per share of $12.54 as of March 31, 2026. The estimated NAV per share increase is primarily due to the net fair value appreciation on the investment portfolio and the accretive impact of equity repurchases, partially offset by dividends per share paid in the second quarter in excess of NII per share. As a result, the Company estimates that it generated an annualized return on equity of more than 17% for the second quarter of 2026. The Company estimates that investments on non-accrual status comprised 5.4% of the total investment portfolio at fair value and 8.5% at cost as of June 30, 2026. During the quarter, loans to one portfolio company were returned to accrual status, and there were no additions to non-accrual status.

Notable Events in Second Quarter 2026

On July 14, 2026, we received a license from the U.S. Small Business Administration (“SBA”) for our third SBIC which allows us to contribute $125 million of equity and draw up to $250 million of SBA-guaranteed debentures, subject to the increased family of funds limit of $475 million across all of our SBIC subsidiaries and applicable SBA regulations and policies. Our partnership with the SBA is an important part of our capital structure and provides long-term, low-cost growth capital for our business.

Pursuant to the Company's share repurchase program approved by its Board of Directors, during the second quarter of 2026, the Company repurchased 274,343 shares of its common stock at a weighted average price of $8.88 per share, representing an aggregate investment of approximately $2.4 million. As of June 30, 2026, approximately $17.6 million remained available for repurchases under the Company's authorized $20.0 million share repurchase program. The Company currently expects the repurchase program to remain in effect until the earlier of March 2, 2027 or the repurchase of $20.0 million of the Company's outstanding common stock.

Second Quarter 2026 Earnings Release and Conference Call Schedule

The Company will release its financial results for the second quarter ended June 30, 2026 on Monday, August 10, 2026, after the close of the stock market.

Stellus Capital Investment Corporation will host a conference call to discuss these results on Tuesday, August 11, 2026 at 10:00 AM, Central Time. The conference call will be led by Robert T. Ladd, Chief Executive Officer, and W. Todd Huskinson, Chief Financial Officer, Chief Compliance Officer, Treasurer, and Secretary.

Conference Call Details

Via Phone: Dial 888-506-0062 (domestic). Use passcode 218557. Starting approximately two hours after the conclusion of the call, a replay will be available through Tuesday, August 25, 2026 by dialing 877-481-4010 and entering passcode 54324.

Via Live Webcast: Connect via the Public Company (SCIC) section of our website at www.stelluscapital.com, under the Events tab. A replay of the conference will be available on our website for approximately 90 days.

About Stellus Capital Investment Corporation

The Company is an externally-managed, closed-end, non-diversified investment management company that has elected to be regulated as a business development company under the Investment Company Act of 1940. The Company’s investment objective is to maximize the total return to its stockholders in the form of current income and capital appreciation by investing primarily in private middle-market companies (typically those with $5.0 million to $50.0 million of EBITDA (earnings before interest, taxes, depreciation and amortization)) through first lien, second lien, unitranche and mezzanine debt financing, and corresponding equity investments. The Company’s investment activities are managed by its investment adviser, Stellus Capital Management, LLC. To learn more about Stellus Capital Investment Corporation, visit www.stelluscapital.com under the Stellus Capital Investment Corporation link. Stellus Capital Management, LLC was acquired by Ridgepost Capital, LLC on June 22, 2026. Ridgepost Capital, LLC’s parent company, Ridgepost Capital, Inc., is a reporting company listed on the New York Stock Exchange. Please reference Ridgepost Capital, Inc.’s periodic filings with the Securities and Exchange Commission for additional information.

FORWARD-LOOKING STATEMENTS

The Company cautions that statements in this press release which are forward-looking and provide other than historical information, including but not limited to the preliminary estimates of second quarter 2026 financial information and results, are based on current conditions and information available to the Company as of the date hereof. Although its management believes that the expectations reflected in those forward-looking statements are reasonable, the Company can give no assurance that those expectations will prove to be correct. Those forward-looking statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation, such factors described under the captions “Cautionary Statement Concerning Forward-Looking Statements” and “Risk Factors” included in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) (www.sec.gov).

The Company undertakes no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations. The preliminary estimates of second quarter 2026 financial information and results furnished above are based on the Company’s management’s preliminary determinations and current expectations, and such information is inherently uncertain. The preliminary estimates provided herein have been prepared by, and are the responsibility of, management and are subject to completion of the Company’s customary quarter-end closing and review procedures and third-party review, including the determination of the fair value of the Company’s portfolio investments. As a result, actual results could differ materially from the current preliminary estimates based on adjustments made during the Company’s quarter-end closing and review procedures and third-party review, and the Company’s reported information in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 may differ from this information, and any such differences may be material. In addition, the information furnished above does not include all of the information regarding the Company’s financial condition and results of operations for the quarter ended June 30, 2026 that may be important to readers. As a result, readers are cautioned not to place undue reliance on the information furnished in this press release and should view this information in the context of the Company’s full second quarter 2026 results when such results are disclosed by the Company in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026. The information furnished in this press release is based on the Company’s management’s current expectations that involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such information.

Contacts

Stellus Capital Investment Corporation

W. Todd Huskinson, (713) 292-5414

Chief Financial Officer

thuskinson@stelluscapital.com

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